EXHIBIT 99.2



      Contact:                                           Release:
      KAREN M. L. WHELAN                                 IMMEDIATELY
      (804)359-9311






                       UNIVERSAL CORPORATION BOARD ACTIONS

      RICHMOND,VA  August 5, 1999/PRNEWSWIRE/----

      The Board of Directors of Universal Corporation declared a quarterly dividend of thirty cents ($.30) per share on the common shares of the Company, payable November 8, 1999, to common shareholders of record at the close of business on October 11, 1999.

      They also fixed the voting record date on September 7, 1999, for the annual meeting of shareholders to be held on October 26, 1999.

            Universal Corporation is a diversified company with operations in tobacco, lumber, and agri-products. Its gross revenues for the fiscal year that ended on June 30, 1998, were approximately $4.3 billion. For more information, visit Universal's web site at www.universalcorp.com.






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